UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, First Advantage Bancorp (the “Company”) the holding company for First Advantage Bank (the “Bank”) announced that effective, September 4, 2012, Gerald Lee Cooksey, Jr., age 46, was appointed Chief Operations Officer of First Advantage Bank. Mr. Cooksey has more than 20 years’ experience in banking with organizations ranging in size from $300 million to $1.1 billion, most recently serving as Senior VP and Controller at First Security Group, Inc. and its subsidiary FSGBank, N.A. in Chattanooga, TN from 2011-2012.  Prior to that, he served as Senior VP and CFO for Clayton Bank and Trust in Knoxville, TN from 2008-2011 and Vice President and Internal Auditor for Y-12 Federal Credit Union in Oak Ridge, TN from 2006-2008.  Concurrently, with the appointment of Mr. Cooksey as Chief Operations Officer, Ms. Cindy Smith, who had been serving as Chief Operations Officer was appointed as Chief Marketing and Delivery Channel Officer for the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)
Date: September 6, 2012	By:	/s/ Earl O. Bradley, III
Earl O. Bradley, III
	Title:	Chief Executive Officer